Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

National Energy Services Reunited Corp.

We consent to the use of our report incorporated by reference in the registration statement on Form F-3 of National Energy Services Reunited Corp. of our report dated March 12, 2019 on the consolidated financial statements of National Energy Services Reunited Corp. and its subsidiaries as of December 31, 2018 (Successor Company balance sheet) and of NPS Holdings Limited as of December 31, 2017 (Predecessor Company balance sheet) and for the period from June 6, 2018 to December 31, 2018 (Successor Company operations) and the period from January 1, 2018 to June 5, 2018 and for the years ended December 31, 2017 and 2016 (Predecessor Company operations) and the related notes, which appears in the annual report on Form 20-F of National Energy Services Reunited Corp. and to the reference to our firm under the heading “Experts” in the Form F-3.

/s/ KPMG

Mumbai, India

August 22, 2019